EXHIBIT 99.1

curamik Group
Combined Financial Statements
for the transition period from April 1 to December 31, 2010

Independent Auditors’ Report

To the Board of Directors

Elektrovac curamik GmbH:

We have audited the accompanying combined statement of financial position of the curamik Group (the “Company”) as of December 31, 2010, and the related combined statements of profit or loss, other comprehensive income, cash flows, and changes in equity for the transition period from April 1, 2010 to December 31, 2010. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the curamik Group’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company omitted financial statements for a preceding comparative period. In our opinion, disclosures of comparative financial statements and related information is required by International Financial Reporting Standards, as promulgated by the International Accounting Standards Board. The omission of comparative financial statements and related information results in an incomplete presentation of curamik Group’s combined financial statements.

In our opinion, except for the omission of comparative financial statements and related information, as discussed in the preceding paragraph, the combined financial statements referred to above present fairly, in all material respects, the financial position of curamik Group as of December 31, 2010, and the results of their operations and their cash flows for the transition period from April 1 to December 31, 2010, in conformity with International Financial Reporting Standards, as adopted by the International Accounting Standards Board.

KPMG Austria GmbH
Wirtschaftsprüfungs-und Steuerberatungsgesellschaft

Vienna, Austria
March 21, 2011

curamik Group
Combined statement of profit or loss for the transition period from April 1 to December 31,
2010

	Notes	EUR'000

Revenue		68,586
Cost of sales		- 49,135

Gross profit		19,451

Marketing and distribution expenses		- 3,482
Administration expenses		- 2,046
Research and development expenses		- 909
Other income	5.1	1,113
Other expenses	5.1	- 1,570
Operating result		12,557

Financial result	5.2	-13

Profit before tax		12,544
Income tax	5.3.1	-3,664

Profit for the year		8,880

curamik Group
Combined statement of other comprehensive income for the transition period from April 1 to
December 31, 2010
EUR'000

Profit for the year	8,880

Other comprehensive income:
Exchange differences on translation of foreign operations	97

Total comprehensive income	8,977

The accompanying notes form an integral part of these combined financial statements.

curamik Group
Combined statement of financial position as of December 31, 2010
	Notes	EUR'000

Assets

Non-current assets

Intangible assets	6.1	606
Property, plant and equipment	6.2	14,438
Deferred tax assets	5.3.3	327
Other financial assets	6.3	1,357

Total non-current assets		16,728

Current assets

Inventories	6.6	7,873
Trade receivables	6.7	8,929
Other financial assets	6.4	297
Other assets	6.5	712
Cash and cash equivalents	6.8	8,463

Total current assets		26,274

Total assets		43,002

The accompanying notes form an integral part of these combined financial statements.

curamik Group
Combined statement of financial position as of December 31, 2010 - continued
	Notes	EUR'000

Equity and liabilities

Investment by Electrovac		19,927

Non-current liabilities

Borrowings	8.1	3,655
Deferred tax liabilities	5.3.3	723
Other liabilities		56

Total non-current liabilities		4,434

Current liabilities

Trade payables	8.2	4,543
Payables to related parties	10	9,173
Borrowings	8.1	1,304
Provisions	8.3	270
Current income tax liabilities	5.3.2	645
Other liabilities and deferred income	8.4	2,706

Total current liabilities		18,641

Total liabilities		23,075

Total equity and liabilities		43,002

The accompanying notes form an integral part of these combined financial statements.

Combined statement of changes in equity for the transition period from April 1 to December 31, 2010

	Investment by Electrovac	Foreign currency translation reserve	Total equity
EUR‘000
As at April 1, 2010	23,825	-80	23,745
Profit for the period	8.880	0	8,880
Other comprehensive income	0	97	97
Distribution to Electrovac	-12,795	0	-12,795
As at December 31, 2010	19,910	17	19,927

The accompanying notes form an integral part of these combined financial statements.

curamik Group
Combined statement of cash flows for the transition period from April 1 to December 31,
2010

	Notes	EUR'000

Profit before tax		12,544

Adjustments for:
Depreciation and amortization of property, plant and equipment	6.1
and intangible assets	6.2	2,569
Income/loss from disposal of fixed and financial assets		282

Changes in:
Other financial assets		-211
Other assets		-36
Inventories		-2,254
Receivables		4,114
Provisions		-253
Liabilities		-1,928
Effect of exchange rate changes		-227
Cash flow from operating activities		14,600

Purchase of property, plant and equipment and intangible assets		-1,408
Cash flow from investing activities		-1,408

Repayment of borrowings		-2,215
Net distribution to Electrovac		-5,684
Cash flow from financing activities		-7,899

Change in cash and cash equivalents		5,293
Effect of exchange rate changes on cash and cash equivalents		169

Cash and cash equivalents at the beginning of period		3,001

Cash and cash equivalents at the end of period		8,463

Cash in- and outflows included in cash flow from operating and financing activities
EUR'000

Income taxes paid	- 142
Interest received	13
Interest paid	- 525

The accompanying notes form an integral part of these combined financial statements.

curamik Group
Notes to the combined financial statements for the transition period from April 1 to
December 31, 2010

1General information and basis of preparation	10
2Application of new and revised International Financial Reporting Standards (IFRSs)	12
3Significant accounting policies	12
3.1 Revenue recognition	12
3.1.1 Sale of goods	12
3.1.2 Interest income	13
3.2 Leasing	13
3.3 Foreign currencies	13
3.4 Borrowing costs	14
3.5 Taxation	14
3.5.1 Current tax	14
3.5.2 Deferred tax	14
3.5.3 Current and deferred tax for the year	14
3.6 Intangible assets	14
3.6.1 Intangible assets acquired separately	15
3.6.2 Internally-generated intangible assets - research and development expenditure	15
3.6.3 Derecognition of intangible assets	15
3.7 Impairment of tangible and intangible assets other than goodwill	15
3.8 Property, plant and equipment	16
3.9 Inventories	16
3.10 Provisions	16
3.10.1 Onerous contracts	17
3.10.2 Restructurings	17
3.10.3 Warranties	17
3.11 Financial instruments	17
3.11.1 Financial assets	17
3.11.2 Financial liabilities and equity instruments	19
3.11.3 Financial liabilities	19
3.11.4 Derivative financial instruments	19
3.11.5 Hedge accounting	19
4Critical accounting judgments and key sources of estimation uncertainty	19
5Statement of profit or loss	20
5.1 Other income and other expenses	20
5.2 Financial result	21
5.2.1 Finance income	21
5.2.2 Finance costs	21
5.2.3 Net financial result	21
5.3 Income taxes	22
5.3.1 Income tax recognized in profit or loss	22
5.3.2 Current income tax liabilities	22
5.3.3 Deferred tax balances	23
5.4 Other information on the combined statement of profit or loss	23
5.4.1 Personnel expenses	23
5.4.2 Depreciation and amortization expense	23

5.4.3 Leasing arrangements	24
6Statement of financial position	25
6.1 Intangible assets	25
6.2 Property, plant and equipment	26
6.3 Other financial assets (non-current)	26
6.4 Other financial assets (current)	27
6.5 Other assets (current)	27
6.6 Inventories	27
6.7 Trade receivables	28
6.8 Cash and cash equivalents	28
7Equity	29
8Liabilities	29
8.1 Borrowings	29
8.2 Trade payables	29
8.3 Provisions	29
8.4 Other liabilities and deferred income	29
9Financial instruments	30
9.1 Categories of financial instruments	30
9.2 Financial risk management objectives	30
9.2.1 Market risk	30
9.2.2 Credit risk management	32
9.2.3 Liquidity risk management	32
9.3 Fair value of financial instruments	34
9.3.1 Fair value of financial instruments carried at amortized cost	34
9.3.2 Valuation techniques and assumptions applied for the purposes of measuring fair value	34
9.3.3 Fair value measurements recognized in the combined statement of financial position	35
10 Related party transactions	36
11Events after the reporting date	37

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

1  General information and basis of preparation

The curamik Group is a manufacturer and application partner for thermal management in power electronics. It manufactures ceramic circuit boards (so-called DBC substrates). DBC is short for Direct Bonded Copper. Curamik's DBC substrates are manufactured by bonding copper foils directly to electrically insulating industrial ceramics. The results are customized ceramic circuit boards for highly efficient thermal management, providing high-performance electrical power management.

These combined financial statements comprise curamik electronics GmbH, Germany (curamik GmbH) a private limited company incorporated in Germany, its subsidiaries curamik electronics Inc., USA, (curamik Inc.) and curamik electronics kk, Japan (curamik kk) and all intangible assets pertaining to the business.  The subsidiaries in the U.S. and Japan  are mainly sales companies for products produced by curamik GmbH. In addition, curamik electronics kk also performs certain finishing of the ceramic circuit boards for the Japanese market (throughout these combined financial statement referred to as curamik, the Company, the Group or curamik Group).

Until December 7, 2010, curamik GmbH and curamik kk were direct subsidiaries of Electrovac curamik GmbH, Regensburg, Germany (EC GmbH), which in turn was a direct subsidiary of Electrovac AG1.

On December 31, 2010, a share purchase and transfer agreement (SPA) between EC GmbH (as seller) and Rogers Corporation, USA, (as buyer) on the sale of curamik Group was signed. Closing date and thus transfer of control over curamik Group to Rogers Corporation was on January 4, 2011.

The combined financial statements of the curamik Group reflect the assets and liabilities pertaining to the business operations of the Group and which Rogers agreed to acquire under the terms of the SPA and all revenues realized and expenses incurred by the acquired business operations during the period presented.

These combined financial statements of curamik Group constitute a “carve-out” from Electrovac AG’s consolidated financial statements as if curamik Group and the assets and liabilities of curamik Group have been retrospectively included in the combined financial statements as if they had always been owned by the Group. The accompanying combined financial statements present the financial position, results of operations and cash flows of the Group and include a number of adjustments including allocations of corporate expenses from Electrovac AG and certain other related parties of the Group. These allocated expenses primarily include fees for computer services, consultancy services and management oversight. These costs and expenses have been charged to the Group based on either direct attribution or other reasonable allocation methodologies. Finally, all significant expenses that were incurred by the Group´s parent on its behalf have been reflected in these combined financial statements. See Note 10, "Related party transactions'' for additional information.

The combined financial statements also include patents formerly held by Electrovac AG as these patents have been acquired by Rogers as part of the SPA and are essential to the business operations of the Group. The patents were contributed in kind by Electrovac AG to curamik GmbH as of December 21, 2010. However, these patents are presented as if they had been owned by the curamik Group from the beginning of the period. Consequently, they are accounted for at the book value formerly recognized by Electrovac AG. License payments to Electrovac AG and reimbursements for research and development expenses paid by Electrovac AG for these patents have been eliminated in these combined financial statements.

A profit and loss transfer agreement existed until December 31, 2010 between curamik GmbH and its direct parent, EC GmbH, which was the basis for a pooling of taxable profit/loss within EC GmbH as the parent of a tax group.  However, for purposes of these combined financial statements, income taxes have been determined as if all companies within the Group were separate tax-paying entities.

The combined financial statements do not necessarily reflect what the equity, financial position, results of operations or cash flows would have been if the Group had operated as an independent, stand-alone company during the period presented.

In 2010, the end of the fiscal year of curamik Group (i.e. curamik GmbH, curamik kk, curamik Inc.) was changed from March 31 to December 31. Accordingly, these combined financial statements cover the transition period from April 1 to December 31, 2010.

1 The former Electrovac AG, Klosterneuburg, Austria has been renamed to Curamik Holding GmbH i.L. It is the parent of Electrovac Group and thus of curamik GmbH. Hereafter, the company is referred to as Electrovac AG.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

All intra-group transactions, balances, income and expenses are eliminated upon combining these financial statements.

These combined financial statements have been prepared in accordance with International Financial Reporting Standards as published by the International Accounting Standards Board (IASB). All of the pronouncements of the IASB and the International Financial Reporting Interpretations Committee (IFRIC) required to be adopted for periods ending December 31, 2010 have been applied to these combined financial statements. However, IAS 1, Presentation of Financial Statements, requires that comparative information be presented to the financial statements and related footnotes.  Notwithstanding the requirements of IAS 1, these financial statements only present the transition period from April 1 to December 31, 2010 and, as a result, comparative information required by IAS 1 has been omitted.

The combined financial statements have been prepared on the historical cost basis except for certain financial instruments that are measured at fair value, as explained in the accounting policies below. Historical cost is generally based on the fair value of the consideration given in exchange for assets.

The combined financial statements are prepared under the general assumptions of going concern and accrual accounting.

Expenses are explained by function in the Statement of profit or loss. The combined statement of cash flows is prepared using the indirect method.

The items in the combined statement of financial position are classified as current, if curamik expects the realization or settlement in its normal operating cycle, typically within twelve months after the reporting date or holds the item primarily for the purpose of trading, respectively. Cash and cash equivalents are current assets unless they are restricted from being exchanged or used to settle a liability for at least twelve months after the reporting date. Furthermore, if the Group does not have an unconditional right to defer settlement of a liability for at least twelve months after the reporting date, the liability is classified as current as well. All other items are classified as non-current.

The functional currency of the Company is EUR. All amounts in the financial statements are stated in EUR and rounded in thousand EUR, if not stated differently. Due to rounding, numbers presented may not add up precisely to totals provided.

The principal accounting policies are set out in note 3.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

2   Application of new and revised International Financial Reporting Standards (IFRSs)

The Group has not applied the following new and revised IFRSs that have been issued but are not yet effective:

Amendments to IFRS 1	Limited Exemption from Comparative IFRS 7 Disclosures for First-time Adopters1
Amendments to IFRS 1	Severe Hyperinflation and Removal of Fixed Dates for First-time Adopters2
Amendments to IFRS 7	Disclosures – Transfers of Financial Assets3
IFRS 9 (as amended in 2010)	Financial Instruments4
IAS 12 (as amended in 2010)	Deferred tax: Recovery of underlying assets4
IAS 24 (revised in 2009)	Related Party Disclosures5
Amendments to IFRIC 14	Prepayments of a Minimum Funding Requirement5
IFRIC 19	Extinguishing Financial Liabilities with Equity Instruments1

Improvements to IFRSs issued in 20106

1	Effective for annual periods beginning on or after July 1, 2010.
2	Effective for annual periods beginning on or after July 1, 2011.
3	Effective for annual periods beginning on or after July 1, 2011.
4	Effective for annual periods beginning on or after January 1, 2013.
5	Effective for annual periods beginning on or after January 1, 2011.
6	Effective for annual periods beginning on or after July 1, 2010 and January 1, 2011, as appropriate.

IFRS 9 Financial Instruments issued in November 2009 and amended in October 2010 introduces new requirements for the classification and measurement of financial assets and financial liabilities and for derecognition.

The amendments to IFRS 7 titled Disclosures – Transfers of Financial Assets increase the disclosure requirements for transactions involving transfers of financial assets. These amendments are intended to provide greater transparency around risk exposures when a financial asset is transferred but the transferor retains some level of continuing exposure in the asset. The amendments also require disclosures where transfers of financial assets are not evenly distributed throughout the period.

Management does not anticipate that these amendments to IFRS 7 would have a significant effect on the Group’s disclosures.

IAS 24 Related Party Disclosures (as revised in 2009) modifies the definition of a related party and simplifies disclosures for government-related entities.

The disclosure exemptions introduced in IAS 24 (as revised in 2009) do not affect the Group because the Group is not a government-related entity. However, disclosures regarding related party transactions and balances in these combined financial statements may be affected when the revised version of the Standard is applied in future accounting periods because some counterparties that did not previously meet the definition of a related party may come within the scope of the Standard.

IFRIC 19 provides guidance regarding the accounting for the extinguishment of a financial liability by the issue of equity instruments. To date, the Group has not entered into transactions of this nature.

3 Significant accounting policies

3.1 Revenue recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, rebates and other similar allowances.

3.1.1 Sale of goods

Revenue from the sale of goods is recognized when all the following conditions are satisfied:

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

●	the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

●	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

●	the amount of revenue can be measured reliably;

●	it is probable that the economic benefits associated with the transaction will flow to the Group; and

●	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Specifically, revenue from the sale of goods is recognized when goods are delivered and legal title is passed.

3.1.2  Interest income

Interest income from a financial asset is recognized when it is probable that the economic benefits will flow to the Group and the amount of income can be measured reliably. Interest income is accrued by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that discounts estimated future cash receipts through the expected life of the financial asset to that asset's net carrying amount on initial recognition.

Interest income is included within financial income in profit or loss.

3.2  Leasing

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Assets held under finance leases are initially recognized as assets of the Group at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the combined statement of financial position as a finance lease obligation.

Lease payments are apportioned between finance expenses and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability. Finance expenses are recognized immediately in profit or loss, unless they are directly attributable to qualifying assets, in which case they are capitalized in accordance with the Group's general policy on borrowing costs. Contingent rentals are recognized as expenses in the periods in which they are incurred.

Operating lease payments are recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed. Contingent rentals arising under operating leases are recognized as an expense in the period in which they are incurred.

The Group acts solely as lessee within leasing arrangements. Currently, the Group does not have any finance leases.

3.3  Foreign currencies

In preparing the financial statements of each individual group entity, transactions in currencies other than the entity's functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

For the purposes of presenting the combined financial statements, the assets and liabilities of the Group's foreign operations are translated into Euro (reporting currency) using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuate significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are recognized in other comprehensive income and accumulated in equity.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

Following exchange rates were used within the financial statements:

Foreign currency	Exchange rate	Average exchange rate

USD	1.3391	1.3056

JPY	108.60	112.0489

On the disposal of a foreign operation, all of the foreign currency exchange differences accumulated in equity in respect of that operation attributable to the owners of the Company are reclassified to profit or loss.

3.4  Borrowing costs

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets, which are assets that necessarily take a substantial period of time to get ready for their intended use or sale, are added to the cost of those assets, until such time as the assets are substantially ready for their intended use or sale.

All other borrowing costs are recognized in profit or loss in the period in which they are incurred.

The Group has not held any qualifying assets within any of the periods presented, consequently no borrowing costs have been capitalized in the period presented.

3.5  Taxation

Income tax expense represents the sum of current and deferred tax.

3.5.1  Current tax

Current income taxes are based on the Group’s share in taxable profit for the 9-month period, which has been transferred into the tax group with EC GmbH. The tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the combined statement of profit or loss because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. Current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

3.5.2  Deferred tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the combined financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

3.5.3  Current and deferred tax for the year

Current and deferred tax are recognized in profit or loss, except when they relate to items that are recognized in other comprehensive income or directly in equity, in which case, the current and deferred tax are also recognized in other comprehensive income or directly in equity respectively.

3.6  Intangible assets

Intangible assets are measured applying the cost method; revaluation method is not applied.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

3.6.1  Intangible assets acquired separately

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line basis over the estimated useful lives. The estimated useful life and amortization method are reviewed at the end of each reporting period, with the effect of any changes in estimate being accounted for on a prospective basis.

The cost of an intangible asset is measured at fair value at initial recognition.

3.6.2  Internally-generated intangible assets - research and development expenditure

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development (or from the development phase of an internal project) is recognized if, and only if, all of the following have been demonstrated:

●	the technical feasibility of completing the intangible asset so that it will be available for internal use or sale;

●	the intention to complete the intangible asset and internally use or sell it;

●	the ability to internally use or sell the intangible asset;

●	how the intangible asset will generate probable future economic benefits;

●	the availability of adequate technical, financial and other resources to complete the development and to internally use or sell the intangible asset; and

●	the ability to measure reliably the expenditure attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in profit or loss in the period in which it is incurred.

Subsequent to initial recognition, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

The Group has not capitalized any development costs in the current period, because research phase could not be distinguished from development phase reliably. However, as of April 1, 2010, development costs of kEUR 1,124 had been recognized as internally-generated intangible assets in the aggregate for patents. Carrying amount of these patents amounts to kEUR 359 as of December 31, 2010.

3.6.3  Derecognition of intangible assets

An intangible asset is derecognized on disposal, or when no future economic benefits are expected from its use or disposal. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, are recognized in profit or loss when the asset is derecognized.

3.7  Impairment of tangible and intangible assets other than goodwill

At the end of each reporting period, the Group reviews the carrying amounts of its tangible and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss. If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). Where it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs. Where a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual cash-generating units, or otherwise they are allocated to the smallest group of cash-generating units for which a reasonable and consistent allocation basis can be identified.

Recoverable amount is the higher of fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

Cash generating units are tested for impairment by estimating their value in use. Recoverable amount is represented by the individual cash generating unit’s value in use, which is estimated by discounting expected future cash flows used and authorized by management. Weighted average costs of capital (WACC) are used to include time value of money as well as specific risks.

If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount. An impairment loss is recognized immediately in profit or loss.

Where an impairment loss subsequently reverses, the carrying amount of the asset (or a cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

No indication for an impairment of tangible or intangible assets has occurred during the period presented, accordingly no impairment test has been performed.

3.8  Property, plant and equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses.

Cost includes expenditure that is directly attributable to the acquisition of the asset. The cost of self-constructed assets includes the cost of materials and direct labour, any other costs directly attributable to bringing the assets to a working condition for their intended use, the costs of dismantling and removing the items and restoring the site on which they are located, and capitalized borrowing costs.

When parts of an item of property, plant and equipment have different useful lives, they are accounted for as separate items (major components) of property, plant and equipment.

The cost of replacing a component of an item of property, plant and equipment is recognized in the carrying amount of the item if it is probable that the future economic benefits embodied within the component will flow to the Group, and its cost can be measured reliably. The carrying amount of the replaced component is derecognized. The costs of maintenance of property, plant and equipment are recognized in profit or loss as incurred.

Depreciation is based on the cost of an asset less its residual value. Significant components of individual assets are assessed and if a component has a useful life that is different from the remainder of that asset, that component is depreciated separately. Depreciation is recognized in profit or loss on a straight-line basis over the estimated useful lives of each component of an item of property, plant and equipment. Land is not depreciated.
The estimated useful lives, residual values and depreciation method are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis.

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. Any gain or loss arising on the disposal or retirement of an item of property, plant and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

3.9  Inventories

Inventories are stated at the lower of cost and net realizable value. The cost of inventories is based on a weighted average cost formula principle, and includes expenditure incurred in acquiring the inventories, production or conversion costs and other costs incurred in bringing them to their existing location and condition. In the case of manufactured inventories and work in progress, cost includes an appropriate share of production overheads based on normal operating capacity. Net realizable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to make the sale.

3.10  Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties surrounding the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows (where the effect of the time value of money is material).

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, a receivable is recognized as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

3.10.1  Onerous contracts

Present obligations arising under onerous contracts are recognized and measured as provisions. An onerous contract is considered to exist where the Group has a contract under which the unavoidable costs of meeting the obligations under the contract exceed the economic benefits expected to be received from the contract.

3.10.2  Restructurings

A restructuring provision is recognized when the Group is demonstrably committed to either (i) terminate the employment of an employee or group of employees before the normal retirement date, or (ii) provide termination benefits as a result of an offer made in order to encourage voluntary redundancy. The Group is demonstrably committed to a termination when the Group has a detailed formal plan for the termination and is without realistic possibility of withdrawal. This is usually the case when it has raised a valid expectation in those affected that it will carry out the restructuring by starting to implement the plan or announcing its main features to those affected by it. The measurement of a restructuring provision includes only the direct expenditures arising from the restructuring, which are those amounts that are both necessarily entailed by the restructuring and not associated with the ongoing activities of the entity.

3.10.3  Warranties

Provisions for the expected cost of warranty obligations under local sale of goods legislation are recognized at the date of sale of the relevant products, at the management's best estimate of the expenditure required to settle the Group's obligation.

3.11  Financial instruments

Financial assets and financial liabilities are recognized when a Group entity becomes a party to the contractual provisions of the instrument. All regular way purchases or sales of financial assets are recognized and derecognized on a trade date basis.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issue of financial assets and financial liabilities (other than financial assets and financial liabilities at fair value through profit or loss) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets or financial liabilities at fair value through profit or loss are recognized immediately in profit or loss.

3.11.1  Financial assets

Financial assets are classified into the following specified categories: financial assets ‘at fair value through profit or loss' (FVTPL), ‘held-to-maturity' investments, ‘available-for-sale'  financial assets and ‘loans and receivables'. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

During the period presented, the Group solely holds financial assets at fair value through profit or loss and loans and receivables.

3.11.1.1  Effective interest method

The effective interest method is a method of calculating the amortized cost of any financial instrument with fixed or determinable payments allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments (including all fees and points paid or received that form an integral part of the effective interest rate, transaction costs and other premiums or discounts) through the expected life of the instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

Income is recognized on an effective interest basis for financial instruments other than those financial assets classified as at FVTPL.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

3.11.1.2   Financial assets at FVTPL

Financial assets are classified as at FVTPL when the financial asset is either held for trading or it is designated as at FVTPL.

A financial asset is classified as held for trading if:

●	it has been acquired principally for the purpose of selling it in the near term; or

●	on initial recognition it is part of a portfolio of identified financial instruments that the Group manages together and has a recent actual pattern of short-term profit-taking; or

●	it is a derivative that is not designated and effective as a hedging instrument.

A financial asset other than a financial asset held for trading may be designated as at FVTPL upon initial recognition if:

●	such designation eliminates or significantly reduces a measurement or recognition inconsistency that would otherwise arise; or

●
the financial asset forms part of a group of financial assets or financial liabilities or both, which is managed and its performance is evaluated on a fair value basis and information about the grouping is provided internally on that basis; or

●
it forms part of a contract containing one or more embedded derivatives, and IAS 39 Financial Instruments: Recognition and Measurement permits the entire combined contract (asset or liability) to be designated as at FVTPL.

Financial assets at FVTPL are stated at fair value, with any gains or losses arising on re-measurement recognized in profit or loss within the financial result.

3.11.1.3  Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Loans and receivables (including trade receivables, bank balances and cash) are measured at amortized cost using the effective interest method, less any impairment.

Interest income is recognized by applying the effective interest rate, except for short-term receivables when the recognition of interest would be immaterial.

3.11.1.4  Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at the end of each reporting period. Financial assets are considered to be impaired when there is objective evidence that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

For loans and receivables, objective evidence of impairment may cause a write-down of the recognized financial instrument. This evidence could include:

●	significant financial difficulty of the issuer or counterparty; or

●	breach of contract, such as a default or delinquency in interest or principal payments; or

●	it becoming probable that the borrower will enter bankruptcy or financial re-organization; or

●	Disappearance of an active market for that financial asset because of financial difficulties.

Certain financial assets, such as trade receivables, that are assessed not to be impaired individually are, in addition, assessed for impairment on a collective basis.

3.11.1.5  Derecognition of financial assets

The Group derecognizes a financial asset only when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another entity. If the Group neither transfers nor retains substantially all the risks and rewards of ownership and continues to control the transferred asset, the Group recognizes its retained interest in the asset and an associated liability for amounts it may have to pay. If the Group retains substantially all the risks and rewards of ownership of a transferred financial asset, the Group continues to recognize the financial asset and also recognizes a collateralized borrowing for the proceeds received.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

3.11.2  Financial liabilities and equity instruments

3.11.2.1  Classification as debt or equity

Debt and equity instruments issued by a Group entity are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

3.11.2.2  Equity instruments

An equity instrument is any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments issued by the Group are recognized at the proceeds received, net of direct issue costs.

3.11.3  Financial liabilities

Financial liabilities are classified as either financial liabilities ‘at FVTPL' or ‘other financial liabilities'.

Financial liabilities are classified as at FVTPL when the financial liability is either held for trading or it is designated as at FVTPL. As matter of principle set by financial risk management’s specifications, except for some derivatives that are not designated and effective as a hedging instrument, no financial liabilities are designated or used and classified as held for trading within the Group. Those derivatives are stated at fair value, with any gains or losses arising on re-measurement recognized in profit or loss within financial result. For further information about derivatives, see 3.11.4 below. Fair value is determined in the manner described in note 9.3.2.

Other financial liabilities (including borrowings) are subsequently measured at amortized cost using the effective interest method as described in note 3.11.1.1.

The Group derecognizes financial liabilities when, and only when, the Group's obligations are discharged, cancelled or they expire. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

3.11.4  Derivative financial instruments

Derivatives are initially recognized at fair value at the date the derivative contracts are entered into and are subsequently re-measured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in profit or loss immediately unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship.

3.11.5  Hedge accounting

No hedging relationships have been designated since the beginning of the presented period.

4  Critical accounting judgments and key sources of estimation uncertainty

In the application of the Group's accounting policies, which are described in note 3, management is  required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

For the purpose of these combined financial statements management used judgment regarding the carve-out adjustments necessary to reflect the economic situation of the Group. Application of management’s judgment regarding the carve-out adjustments is described in note 1.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

5  Statement of profit or loss

5.1  Other income and other expenses

EUR'000

Foreign currency translation	719
Other income	394

Total other income	1,113

EUR'000

Foreign currency translation	654
Legal and consultancy fees	630
Other expenses	286

Total other expense	1,570

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

5.2  Financial Result

5.2.1  Finance income

EUR'000

Interest and other financial income:
Interest income from loans and receivables	13
Interest income from related parties	181
(Net) Gains from derivatives	2

196

5.2.2  Finance costs

EUR'000

Interest on bank overdrafts and loans	176
(Net) Loss from derivatives	33

209

No borrowing costs have been capitalized during the current or preceding year.

5.2.3  Net financial result

Regarding, preceding notes, financial result amounts to:	EUR'000

Finance Income	196
Finance costs	- 209

Net financial result	13

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

5.3  Income taxes

5.3.1  Income tax recognized in profit or loss

EUR'000

Current tax
Current tax expense	3,468

Adjustments recognized in the current year in relation to the current tax of prior years	-22

3,446

Deferred tax
Deferred tax expense recognized in the current year	218

Total income tax expense recognized in the current year	3,664

The income tax expense for the transition period from April 1 to December 31, 2010 can be reconciled to the accounting profit as follows:

EUR'000

Profit before tax	12,544

Income tax expense calculated at 28%	3,512

Effect of income that is exempt from taxation
Investment assistance (Japanese tax law)	- 43
Other non taxable income	- 6

Effect of expenses that are not deductible in determining taxable profit	40
Effect of different tax rates of subsidiaries operating in other jurisdictions	135
Other Adjustments	26

Income tax expense recognized in profit or loss	3,664

The tax rate used for the 2010 reconciliations above is the applicable tax rate of 28 % containing corporate tax rate and local trade tax on income as well as solidarity tax contribution payable by corporate entities in Germany, on taxable profits under tax law in that jurisdiction.

5.3.2  Current income tax liabilities

EUR'000

Current income tax liabilities
Income tax payable	645

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

5.3.3  Deferred tax balances

The following is the analysis of deferred tax assets/(liabilities) presented in the combined statement of financial position:

Deferred tax assets
on temporary differences and tax loss carry forwards
EUR'000

Property, Plant and Equipment	107
Inventories	12
Trade receivables	19
Borrowings	25
Trade Payables and other payables	18
Liabilities and accrued expenses	47
Provisions (short term)	53

Tax loss carried forward	98
Unused tax losses expire between 2019 and 2027, successively.
379

Offset of deferred tax assets and deferred tax liabilities due to the same taxation authority	- 52

327

Deferred tax liabilities
on temporary differences
EUR'000

Intangible assets	2
Property, Plant and Equipment	699
Trade receivables	28
Prepaid expenses	46

775

Offset of deferred tax assets and deferred tax liabilities due to the same taxation authority	- 52

723

5.4  Other information on the combined statement of profit or loss

5.4.1 Personnel expenses
EUR'000

Personnel expenses	15,776

Personnel expenses contain expenses for social security contributions of kEUR 2,380 and are included in cost of sales, marketing and distribution expenses, administrative expenses and research and development expenses.

5.4.2 Depreciation and amortization expense
EUR'000
Depreciation and amortization expense includes:
Depreciation of property, plant and equipment	2,410
Amortization of intangible assets	159

Total depreciation and amortization expense	2,569

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

5.4.3  Leasing arrangements

The Group acts solely as lessee within leasing arrangements.

Operating leases relate to leases of property, plant and equipment with residual lease terms of between 5 and 11 years. The Group does not have an option to purchase the leased assets at the expiry of the lease periods.

Particularly, curamik’s production site, which includes land and buildings, in Eschenbach, Germany, is leased. The contract cannot be cancelled before expiration on June 30, 2021 without substantial reason from any party. No purchase option is included in the contract. Multiple patents and trademarks, owned by curamik have been pledged as security for the lessor’s financing. Covenants are imposed by the leasing contract, which are considered within capital management as discussed in note 9.1.

Also, the Eschenbach lease arrangement requires the Company to make additional payments which are refundable to the Company at the end of the lease term.  These additional lease payments effectively result in a loan to the lessor, the balance of which was kEUR 1.130 as of December 31, 2010. The loan bears no interest and is evaluated by the Company on a regular basis for impairment.

5.4.3.1 Payments recognized as an expense
EUR'000

Minimum lease payments	1,004

5.4.3.2 Non-cancellable operating lease commitments

EUR'000

Not later than 1 year	1,123
Later than 1 year and not later than 5 years	3,269
Later than 5 years	3,709

8,101

The table contains expected, undiscounted lease payments of all operating lease contracts going to be paid over time.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

6  Statement of financial position

6.1  Intangible assets

	useful lives used in the calculation
	of amortization
	years	EUR'000
Carrying amounts of:
Computer Software	3 to 15	241
Licenses, Patents and other rights	4 to 5	365

		606

	Computer Software	Licenses, Patents and other rights	Total
	EUR'000	EUR'000	EUR'000
Cost

Balance at April 1, 2010	848	1,158	2,006
Additions	13	6	19
Disposals	- 3	0	-3
Effect of foreign currency exchange differences	0	5	5

Balance at December 31, 2010	858	1,169	2,027

Accumulated amortization

Balance at April 1, 2010	568	691	1,259
Amortization expense	52	107	159
Disposals	-3	0	-3
Effect of foreign currency exchange differences	0	6	6

Balance at December 31, 2010	617	804	1,421

Amortization is part of cost of sales in general as well as part of administration expenses and research and development expenses. Impairment losses and reversals of impairments are recognized in other expenses and other income, respectively, if any.

Patents with a carrying amount of kEUR 359 are pledged as security for leasing arrangements.

At the end of the reporting period, contractual commitments for the acquisition of intangible assets amount to kEUR 4.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

6.2  Property, plant and equipment

	useful lives used in the calculation
	of depreciation
	years	EUR'000
Carrying amounts of:
Buildings	5 to 15	178
Technical Equipment, Machinery	4 to 20	12,126
Furniture and fixture and Motor vehicles	2 to 15	1,697
Property under construction in progress	none	436

		14,438

	Buildings	Technical Equipment and Machinery	Furniture and fixture and Motor vehicles	Property under construction in progress	Total
	EUR'000	EUR'000	EUR'000	EUR'000	EUR'000
Cost or valuation

Balance at 1 April 2010	285	28.477	5.517	508	34,787

Additions	13	809	156	429	1,407
Disposals	0	- 422	- 86	0	- 508
Reclassifications	0	501	0	- 501	0
Exchange differences	-1	53	4	0	57

Balance at December 31, 2010	298	29,418	5,592	436	35,743

	Buildings	Technical Equipment Machinery	Furniture and fixture and Motor vehicles	Property under construction in progress	Total
	EUR'000	EUR'000	EUR'000	EUR'000	EUR'000

Accumulated depreciation and impairment

Balance at 1 April 2010	105	15.633	3,613	0	19.351

Eliminated on disposals of
assets	0	-368	-85	0	- 463
Depreciation expense	15	2,029	364	0	2,410
Effect of foreign currency exchange
differences	0	-2	2	0	8

Balance at December 31, 2010	120	17,292	3,894	0	21,306

Depreciation is part of cost of sales in general as well as part of administration expenses and research and development expenses. Impairment losses and reversals of impairments are recognized in other expenses and other income, respectively.

Property, Plant and Equipment with a carrying amount of kEUR 2,144 is pledged as security for borrowings.

At the end of the reporting period, contractual commitments for the acquisition of property, plant and equipment amount to kEUR 1,150.

6.3 Other financial assets (non-current)
EUR'000

Loans carried at amortized cost
Loans to other entities (tenant loan)	1,130
Other receivables	227

1,357

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

6.4 Other financial assets (current)
EUR'000
Financial assets carried at fair value
through profit or loss (FVTPL)
Held for trading derivatives	297

6.5 Other assets (current)
EUR'000

Prepayments	342
Other assets	370

712

6.6 Inventories
EUR'000

Raw materials	3,149
Work in progress	3,039
Finished goods	1,685

7,873

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

6.7 Trade receivables
EUR'000

Trade receivables	9,030
Allowance for doubtful debtors	- 101

8,929

As current loans and receivables, trade receivables are carried at amortized costs after initial recognition which equals their Fair Value usually. Individual risks are considered through an allowance for doubtful accounts, if appropriate. Allowances are recognized based on past loss experience.

Groups of trade receivables not impaired individually are collectively assessed for impairment in groups with similar risk characteristics.

The period of time that trade receivables are overdue is a major factor to assess a customer’s credit risk. If other factors promise no different rationale of individual credit risks, trade receivables are impaired on the basis of being overdue.

Age of receivables that are past due but not impaired

EUR'000

Gross trade receivables	9,030

Thereof past due but not impaired:
0-60 days	1,297
60-90 days	158
90-360 days	116
> 360 days	36
Total receivables past due but not impaired	1,607

Movement in the allowance for doubtful debts

EUR'000

Balance at beginning of the period	-71
Impairment losses recognized on receivables	-30
Amounts written off during the year as uncollectible	1
Impairment losses reversed	5
Foreign exchange differences	-6

Balance at end of the period	-101

In determining the recoverability of a trade receivable, the Group considers any change in the credit quality of the trade receivable from the date credit was initially granted up to the end of the reporting period.

The number of debtors is small. This is especially true for curamik kk’s customers. Although there is a concentration of credit risk, this risk is mitigated by the Company’s portfolio of well established and solvent customers and the Company´s process of reviewing outstanding balances and monitoring credit risk for individual customers on a continuous basis. In total, a balance of kEUR 4,904 (49%) is insured against credit losses at the end of the reporting period.

6.8  Cash and cash equivalents

For the purposes of the combined statement of cash flows, cash and cash equivalents (kEUR 8,463)  include cash on hand and in banks.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

7  Equity

Total equity represents the interest of Electrovac in the net assets and liabilities of the Group.

8 Liabilities
8.1 Borrowings
EUR'000

at amortized cost
Bank loans	4,959

Current	1,304
Non-current	3,655

Supplementary information about borrowings is given in note 9.2.1 and note 9.2.3.

8.2 Trade payables
EUR'000

Domestic payables	1,857
Foreign payables	2,686

Trade payables	4,543

See note 9.2.3 for liquidity risk exposure.

8.3 Provisions
Short term provisions
	Onerous contracts	Warranties	Restructuring costs	Total
	EUR'000	EUR'000	EUR'000	EUR'000

Balance at April 1, 2010	47	51	424	522

Additional provisions recognized	42	116	0	158
Use of provision	-47	-51	- 312	- 410

Balance at December 31, 2010	42	116	112	270

The restructuring costs consist of severance payments to employees.

All provisions are due within the next 12 months.

8.4  Other liabilities and deferred income

Other liabilities mainly consist of liabilities to employees, e.g. accruals for vacation and bonus, amounting to kEUR 1,679.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

9  Financial instruments

9.1  Categories of financial instruments

EUR'000
Financial assets

Held for trading (derivative instruments)
Other financial assets (current)
Fair value through profit or loss (FVTPL)	297

Cash and cash equivalents	8,463
Other financial assets (non-current)	1,357
Trade receivables (current)	8,929
Loans and receivables	18,749

Financial liabilities

Borrowings (non-current)	3,655
Trade payables (current)	4,543
Payables to related parties (current)	9,173
Borrowings (current)	1,304
Financial liabilities at amortized cost	18,675

9.2  Financial risk management objectives

Management of curamik monitors and manages the financial risks relating to the operations of the Group by analyzing currency risk, commodity price risk, credit risk and liquidity risk exposures on an informal basis.

The Group’s financial risk management concentrates on unexpected trends in financial markets and seeks to minimize adverse impacts resulting from the Group’s activities. To hedge price risks for commodities Group’s management from time to time enters into forward contracts or options. Exposures to foreign currency risks: are mitigated by matching critical terms naturally.

Other risk exposures are economically hedged at market prices as applicable, but keeping the opportunity to participate in favorable market fluctuations.

9.2.1  Market risk

The Group's international activities expose it primarily to the financial risks of changes in foreign currency exchange rates, interest rate risks as well as commodity price risks. The Group enters into  derivative financial instruments to manage its exposure to these risks, to mitigate the following:

●	foreign currency risks (see note 9.2.1.1)

●	other price risks, especially commodity price risks (see note 9.3.1.3)

9.2.1.1  Foreign currency risk management

The Group undertakes transactions denominated in foreign currencies; consequently, exposures to exchange rate fluctuations arise.

In its international activities the Group is exposed to commercial currency risks, especially from transactions in US-Dollar (USD) and Japanese Yen (JPY). The Group has focused on vendors billing in JPY to reduce excess net-liquidity of JPY. As a consequence foreign currency risk is being hedged naturally balancing sales receivables and trade payables and foreign risk exposure is reduced significantly. The net exposure of USD is mitigated by derivative instruments after intra-group risk compensation, according to the risk strategy.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

Foreign currency sensitivity analysis

The Group is mainly exposed to USD and JPY.

The following table details the Group's sensitivity to a 10% increase and decrease in the Euro against the relevant foreign currencies. 10% is the sensitivity rate used when reporting foreign currency risk internally to key management personnel and represents management's assessment of the reasonably possible change in foreign exchange rates. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 10% change in foreign currency rates. The sensitivity analysis includes external loans. A positive number below indicates an increase in profit or equity where the EUR strengthens 10% against the relevant currency. For a 10% weakening of the EUR against the relevant currency, there would be a comparable impact on the profit or equity, and the balances below would be negative.

	USD	JPY
Profit or loss effect based on	EUR'000	EUR'000

10 % increase	- 4	77
10 % decrease	4	- 15

The following table details the forward foreign currency (FC) forward contracts outstanding at the end of the reporting period:

Outstanding contracts	Average exchange rate	Foreign currency	Notional value	Fair value assets (liabilities)
		FC '000	EUR '000	EUR '000

Sell USD
Less than 3 months	1.45	825	569	1
3 to 6 month	1.45	550	379	3

				4

While no specific hedge relationship was defined, the outstanding derivatives cover the estimated volumes and timing of net liquidity in USD as scheduled within risk strategy as estimated at the end of period 2010.

9.2.1.2  Interest rate risk management

The Group’s exposure to cash flow interest rate risk is determined to be not material overall by management. The reason is the high quota of non-current fixed interest rate borrowings.

Interest rate sensitivity analysis

The sensitivity analyses below have been determined based on hypothetical effects of a change in market interest rates on interest expense and interest income. The analyses is based on the following assumptions:

●	Fluctuations in interest rates affect non-derivative financial instruments with fixed interest rates, if they are carried at Fair Value.

●	Changes in interest rates affect financial profit or loss, if financial instruments with variable interest rates exist. Only those financial instruments are included in the sensitivity analyses.

●	Changes in interest rates affect financial profit or loss, if interest based derivative instruments (e.g. interest rate swaps) exist, whose Fair Value is based on variable interest rates.

If interest rates had been 1% higher/lower and all other variables were held constant, the Group's profit for the year ended December 31, 2010 would decrease/increase by kEUR 23. This is mainly attributable to the Group's exposure to interest rates on its variable rate borrowings.

9.2.1.3  Other price risks

Curamik Group uses different precious and industrial metals in its manufacturing process like gold, copper, nickel or silver. Prices for those metals historically have been subject to dynamic trends and high volatility. These market-trends and -fluctuations in prices are observed constantly and intensively by Group’s management to respond to these price risks. The Group is hedging purchase conditions on a mid-term basis in order to avoid volatility in prices . If necessary, derivative financial instruments are used. In 2010, derivative instruments were used to hedge the price exposure on copper.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

Valuation of those derivatives used to hedge price risks is based on changed commodity prices. Changes in derivatives’ Fair Value are recognized in profit or loss.

Commodity contracts

Outstanding contracts	Average strike price per unit	Notional value	Fair value assets (liabilities)
		EUR '000	EUR '000

Option – Copper
Less than 3 months	6,350	762	185
3 to 6 month	6,827	1,229	108

			293

9.2.2  Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. The Group has adopted credit insurance for major amounts of accounts receivable to mitigate credit risk exposures.

Maximum credit risks comprise the financial assets’ carrying values shown in the statement of financial position including derivative financial instruments with a positive fair value. In general, trade receivables are the only kind of financial assets that are exposed to a potential credit risk. Regarding to note 6.7, 49 % of trade receivables of kEUR 4,904 are collateralized or otherwise credit enhanced.

The credit risk on liquid funds and derivative financial instruments is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

9.2.3  Liquidity risk management

Ultimate responsibility for liquidity risk rests with the management, which has established an appropriate liquidity risk management framework for the management of the Group's short-, medium- and long-term funding and liquidity management requirements. The Group manages liquidity risk by maintaining adequate reserves, banking facilities and reserve borrowing facilities, by continuously monitoring forecast and actual cash flows, and by matching the maturity profiles of financial assets and liabilities.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

9.2.3.1  Liquidity and interest risk tables

The following tables detail the Group's remaining contractual maturity for its non-derivative financial liabilities with agreed repayment periods. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay. The tables include both interest and principal cash flows. To the extent that interest flows are floating rate, the undiscounted amount is derived from interest rate curves at the end of the reporting period. The contractual maturity is based on the earliest date on which the Group may be required to pay.

	Weighted average effective interest rate	up to 1 year	1-5 years	5+ years	Total
	%	EUR'000	EUR'000	EUR'000	EUR'000

Repayments		1,304	3,696	1	5,001
Variable interest rate instruments	3.74%	185	258	7	450

Borrowings	3.74%	1,489	3,954	8	5,451

Trade payables		4,543	0	0	4,543
Payables to related parties		9,173	0	0	9,173

		15,205	3,954	8	19,167

The following table details the Group's liquidity analysis for its derivative financial instruments. The table has been drawn up based on the undiscounted contractual net cash inflows and outflows on derivative instruments that require gross settlement. When the amount payable or receivable is not fixed, the amount disclosed has been determined by reference to the projected interest rates as illustrated by the yield curves at the end of the reporting period.

	Total	Up to 3 months	3 months to 1 year	1-5 years	5+ years
	EUR'000	EUR'000	EUR'000	EUR'000	EUR'000

Gross settled:
- currency options	4	1	3	0	0
- commodity options	293	185	108	0	0

	297	186	111	0	0

9.2.3.2 Financing facilities
EUR'000

Unsecured bank overdraft facility, reviewed annually and payable at call:	3,342
- amount used	1,188
- amount unused	2,154

Unused financing facility	64.5%

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

9.3  Fair value of financial instruments

9.3.1  Fair value of financial instruments carried at amortized cost

As detailed in the following table, the management estimates the carrying amounts of current financial assets and current financial liabilities recognized in the combined financial statements to approximate their fair values. This does not apply to non-current financial assets and non-current financial liabilities, where value of time is material.

	Carrying amount	Fair Value
	EUR'000	EUR'000
Financial assets

Held for trading (derivative instruments)
Other financial assets (current)
Fair value through profit or loss (FVTPL)	297	297

Cash and cash equivalents	8,463	8,463
Other financial assets (non-current)	1,357	1,200
Trade receivables (current)	8,929	8,929
Loans and receivables	18,749	18,889

Financial liabilities

Borrowings (non-current)	3,655	3,689
Trade payables (current)	4,543	4,543
Payables to related parties current)	9,173	9,173
Borrowings (current)	1,304	1,304
Financial liabilities at amortized cost	18,675	18,709

9.3.2  Valuation techniques and assumptions applied for the purposes of measuring fair value

The fair values of financial assets and financial liabilities are determined as follows:

●	The fair values of financial assets and financial liabilities with standard terms and conditions and traded on active liquid markets are determined with reference to quoted market prices.

●
The fair values of derivative instruments are calculated using quoted prices. Where such prices are not available, a discounted cash flow analysis is performed using the applicable yield curve for the duration of the instruments for non-optional derivatives, and option pricing models for optional derivatives. Foreign currency forward contracts are measured using quoted forward exchange rates and yield curves derived from quoted interest rates matching maturities of the contracts. Interest rate swaps are measured at the present value of future cash flows estimated and discounted based on the applicable yield curves derived from quoted interest rates.

●
The fair values of other financial assets and financial liabilities (excluding those described above) are determined in accordance with generally accepted pricing models based on discounted cash flow analysis.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

9.3.3  Fair value measurements recognized in the combined statement of financial position

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable.

●	Level 1 fair value measurements are those derived from quoted prices (unadjusted) in active markets for identical assets or liabilities.

●
Level 2 fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices).

●	Level 3 fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

	Level 1	Level 2	Level 3	Total
	EUR'000	EUR'000	EUR'000	EUR'000

Financial assets at FVTPL
Derivative financial assets	0	297	0	297

Total	0	297	0	297

There were no transfers between Levels during the period.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

10  Related party transactions

Electrovac AG and their subsidiaries constantly exchange goods and services with curamik Group . The balances outstanding as of the December 31, 2010 are presented in a separate line item on the face of the balance sheet. The related parties form part of the Electrovac Group.

During the transition period presented, Electrovac Group received consulting, IT and other services. These services have been invoiced by Electrovac and EC GmbH to curamik Group.

Transaction value for the periods ended
EUR'000

Expenses for management services provided by directors
of Electrovac to curamik Group	658
Expenses for consultancy services rendered to curamik
Group by third parties charged by EC GmbH	554
Sales and manufacturing services provided by other
related parties	238
Expenses for SAP licences charged by Electrovac	194
Expenses for management services provided by directors
of EC GmbH to curamik Group	139
Expenses for travel costs, insurance costs and other
charges	22

Total expenses	1,805

EUR'000

Income from charges to Electrovac for consultancy services	188
Interest income from EC GmbH	175
Income from service fees and sales charges from other related parties	42
Other income from related parties	5
Total income	410

Interest on Intercompany Balances

The combined statement of profit or loss includes interest income of kEUR 175 related to a loan made by curamik Group to EC GmbH.  This loan was settled during transition period.  There were no other intercompany loan arrangements between the Company and its parent during the period.

EUR'000
Liabilities to related parties
Payables to immediate parent	9,173
9,173

The payables to immediate parent of kEUR 9,173 represent the remaining part of the profit of the year according to the statutory accounts (full amount: kEUR 12,390) that has to be transferred to EC GmbH according to the profit and loss transfer agreement. The difference of kEUR 3,217 has been settled against receivables from EC GmbH.

The remuneration of directors and other members of key management personnel during the year was as follows:

EUR'000

Short-term benefits	915

During the period, management services for curamik GmbH have been provided by directors of the ultimate parent of the Group. Therefore, remuneration for some directors of the Group has been charged by the ultimate parent (kEUR 658 in 2010). Only short-term benefits exist.

curamik Group

Notes to the combined financial statements for the transition period from April 1 to December 31, 2010

11  Events after the reporting date

During the second half of 2010, Electrovac Group entered into negotiations with potential buyers of curamik Group. On December 31, 2010 a sale and purchase agreement with Rogers Corporation, USA was signed. Closing date and thus change of control over curamik Group was on January 4, 2011.

The actual situation in Japan (earthquake, tsunami and possible nuclear worst case scenario) might influence the economic development of the Group.

The combined financial statements were approved by the board of directors of curamik electronics GmbH and authorized for issue on March 16, 2011.